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                                                                    Exhibit 99.1

                                (PACKETEER LOGO)

PACKETEER(R), INC. ANNOUNCES RECORD SECOND QUARTER FINANCIAL RESULTS

CUPERTINO, CALIF. - JULY 17, 2003 - Packeteer(R), Inc. (NASDAQ: PKTR), a leading provider of Internet application performance infrastructure systems, today announced revenues and results of operations for the quarter ended June 30, 2003.

Net revenues for the second quarter 2003 were $17.5 million, compared with $16.8 million for the first quarter 2003, an increase of 4%. Net revenues for the second quarter 2002 were $13.1 million. Net income for the second quarter 2003 was $2.6 million or $0.08 per share. This compares to first quarter 2003 net income of $2.1 million or $0.07 per share. The second quarter 2002 net income was $499,000 or $0.02 per share.

The balance sheet at the end of Q2 2003 remained strong. Cash, cash equivalents and investments of $76.3 million at June 30, 2003 were $8.0 million higher than the balances of $68.3 million at March 31, 2003. Accounts receivable of $7.7 million at June 30, 2003 represented 40 days sales outstanding compared to 41 days sales outstanding at March 31, 2003. Total inventories of $1.9 million at June 30, 2003 were consistent with the March 31, 2003 balance.

"I am very pleased with our financial performance in the second quarter 2003. We continued to deliver record revenues and profits for the fourth consecutive quarter" stated Dave Cote, President and CEO. "I believe the value our customers place on our application traffic management systems is primarily responsible for our sequential revenue and profit growth. The introduction last quarter of PacketShaper Xpress(TM) continues to add to our systems capabilities and improve the level of control customers have over their network applications. We are focusing the business towards continued revenue and profit growth in a still difficult economy."

A Conference Call with company management will be held Thursday, July 17, 2003 at 2:00 pm Pacific Time. The call will be simulcast on the Internet at www.packeteer.com and www.companyboardroom.com. A replay of the call will be available on the website until July 24, 2003. Management's accompanying script will remain on the website. Additional investor information can be accessed at www.packeteer.com or by calling Packeteer's Investor Relations Department at
(408) 873-4422.
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ABOUT PACKETEER

Packeteer (NASDAQ: PKTR) is a leading provider of application traffic management systems designed to enable enterprises to gain visibility and control for networked applications, extend network resources and align application performance with business priorities. For service providers, Packeteer systems provide a platform for delivering application-intelligent network services that control quality of service, expand revenue opportunities and offer compelling differentiation. The Company's products are sold through more than 100 resellers, distributors and system integrators in more than 50 countries. For more information, contact Packeteer via telephone at +1 (408) 873-4400, fax at + 1 (408) 873-4410, or by email at info@packeteer.com, or visit the Company's website at www.packeteer.com. Packeteer is headquartered in Cupertino, CA.

                                      # # #

SAFE HARBOR CLAUSE

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Packeteer's expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include express or implied statements regarding future revenues and profitability, spending levels by existing and prospective customers, new product development, liquidity and macro economic conditions. All forward-looking statements included in this press release are based upon information available to Packeteer as of the date hereof. Packeteer assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. Actual results may differ materially due to a number of factors including the perceived need for our products, our ability to convince potential customers of our value proposition, the costs of competitive solutions, continued capital spending by prospective customers and macro economic conditions. These and other risks relating to Packeteer's business are set forth in Packeteer's Form 10-K filed with the Securities and Exchange Commission on March 21, 2003, and Packeteer's Form 10-Qs and other reports filed from time to time with the Securities and Exchange Commission.

Packeteer, PacketShaper, PacketShaper Express are trademarks or registered trademarks of Packeteer, Inc. All other products and services are the trademarks of their respective owners.

INVESTOR CONTACT

David C. Yntema
Chief Financial Officer
408-873-4518
dyntema@packeteer.com
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                                 PACKETEER, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                     Three months ended       Six months ended
                                                          June 30,                June 30,
                                                    -------------------     -------------------
                                                     2003        2002        2003        2002
                                                    -------     -------     -------     -------
Net revenues
  Product revenues                                  $14,558     $11,287     $28,718     $21,873
  Service revenues                                    2,930       1,823       5,538       3,478
                                                    -------     -------     -------     -------
     Total net revenues                              17,488      13,110      34,256      25,351
Cost of revenues
  Product costs                                       3,045       2,435       5,922       4,836
  Service costs                                       1,108         682       2,120       1,351
                                                    -------     -------     -------     -------
      Total cost of revenues                          4,153       3,117       8,042       6,187
                                                    -------     -------     -------     -------
Gross profit                                         13,335       9,993      26,214      19,164
Operating expenses:
  Research and development                            3,044       2,632       5,848       5,383
  Sales and marketing                                 6,323       5,658      12,844      11,000
  General and administrative                          1,370       1,249       2,705       2,279
  Stock-based compensation                                8         100          19         239
                                                    -------     -------     -------     -------
      Total operating expenses                       10,745       9,639      21,416      18,901
                                                    -------     -------     -------     -------
      Operating income                                2,590         354       4,798         263
Other income, net                                       289         201         469         418
                                                    -------     -------     -------     -------
     Income before income taxes                       2,879         555       5,267         681
Provision for income taxes                              288          56         527          68
                                                    -------     -------     -------     -------
     Net income                                     $ 2,591     $   499     $ 4,740     $   613
                                                    =======     =======     =======     =======
Basic and diluted net income per share              $  0.08     $  0.02     $  0.15     $  0.02
                                                    =======     =======     =======     =======
Shares used in computing basic net income per
share                                                31,481      30,074      31,154      30,037
                                                    =======     =======     =======     =======
Shares used in computing diluted net income per
share                                                32,550      30,622      32,248      30,617
                                                    =======     =======     =======     =======

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                                 PACKETEER, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)

                                               June 30,   December 31,
                                                 2003        2002
                                               -------     -------
Assets:
  Cash, cash equivalents and investments       $76,327     $65,474
  Accounts receivable, net                       7,691       7,145
  Inventories                                    1,949       2,291
  Property and equipment, net                    2,645       3,027
  Other assets                                   1,551       1,975
                                               -------     -------
Total assets                                   $90,163     $79,912
                                               =======     =======
Liabilities and Stockholders' Equity
Liabilities:
  Accounts payable
      and accrued liabilities                  $ 8,303     $ 8,212
  Line of credit                                    --       1,000
  Leases and note payable                          957       1,331
  Deferred revenue                               7,755       5,968
                                               -------     -------
Total liabilities                               17,015      16,511
Stockholders' equity                            73,148      63,401
                                               -------     -------
Total liabilities and stockholders' equity     $90,163     $79,912
                                               =======     =======